Exhibit (h)(3)

FORM OF

SUB-ADMINISTRATION AGREEMENT

This SUB-ADMINISTRATION AGREEMENT (the “Agreement”) is made as of the          day of                 , 2020 by and between Precidian Funds LLC (“Manager”), a Delaware limited liability company, and Legg Mason Partners Fund Advisor, LLC (“Sub-Administrator”), a Delaware limited liability company, each of which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Manager is the investment manager of the ClearBridge Focus Value ETF (the “Fund”), a diversified series of ActiveShares ETF Trust (the “Trust”), an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Manager has retained ClearBridge Investments, LLC, an affiliated person of the Sub-Administrator, to serve as subadviser to the Fund (“Subadviser”); and

WHEREAS, Manager wishes to engage the Sub-Administrator to provide certain administrative services to the Trust with respect to the Fund and the Sub-Administrator is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

1.     Appointment. Manager hereby appoints Sub-Administrator as sub-administrator for the Fund for the period and on the terms set forth in this Agreement. Sub-Administrator accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.     Access to Documents. Sub-Administrator has, and shall provide access to Manager upon request, copies, properly certified or authenticated, of each of the following:

(a) The Trust’s certificate of trust, filed with the State Department of Assessments and Taxation of the State of Maryland and all amendments thereto;

(b) The Trust’s Declaration of Trust and all amendments thereto;

(c) The Trust’s ByLaws and all amendments thereto;

(d) The Management Agreement between the Trust, on behalf of the Fund, and the Manager;

(e) The Trust’s currently effective registration statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, as filed with the Securities and Exchange Commission (“SEC”), including all exhibits thereto, relating to shares of beneficial interest of the Fund, and all amendments thereto (the “Registration Statement”);

(f) The Trust’s most recent prospectus(es); and

(g) The Trust’s most recent statement(s) of additional information.

Sub-Administrator will furnish Manager from time to time with copies of all amendments of or supplements to the foregoing.

3.    Administrative Services. (a) Sub-Administrator, at its expense, shall supply the Board of Trustees and officers of the Trust with all statistical information and reports as the Board of Trustees or officers may reasonably request and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the administration of the Fund, as set forth in this Agreement. Sub-Administrator shall authorize and permit any of its directors, officers and employees, who may be elected as trustees or officers of the Fund, to serve in the capacities in which they are elected.

(b) Sub-Administrator shall oversee the maintenance of all books and records with respect to the Fund’s transactions in securities, commodity Interests and other investments. For purposes of this Agreement, commodity Interests include commodity futures (including futures on broad-based securities indexes or interest rate futures), forward contracts, foreign exchange transactions, options on commodity futures, swaps, swaptions and certain other instruments regulated by the Commodity Futures Trading Commission (the “CFTC”). Sub-Administrator agrees that it will keep all of the Fund’s books of accounts in accordance with all applicable federal and state laws and regulations, as well as SEC orders, no-action letters and interpretive positions relied on by the Fund, except for those accounts, books and financial records (a) required to be maintained by the Fund’s custodian or transfer agent, (b) specifically maintained by the Manager, Subadviser, other subadvisers and/or trading advisors and/or (c) maintained by all other service providers necessary for the Fund to conduct its business as a registered open-end management investment company. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Administrator hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund or its agents any of such records upon the Fund’s request. Sub-Administrator further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act. Sub-Administrator further agrees to maintain books and records of the Fund in accordance with the Commodity Exchange Act (“CEA”) and the rules and regulations thereunder.

(c) Subject to the direction and oversight of the Manager and the Board, the Sub-Administrator, at its expense, shall supervise and monitor certain non-investment advisory aspects of the operations of the Fund, including provision and coordination of transfer agency, custodial services, securities lending agent services, certain accounting services (including overseeing the calculation of the net asset value and verified intraday indicative value (“VIIV”) of the Fund’s shares), corporate secretarial services, fund legal services, fund compliance services and fund auditing services.

(d) Sub-Administrator will supervise with respect to the Fund the preparation, filing, and dissemination of required tax returns, applications, disclosures, reports and notices with relevant regulatory and self-regulatory authorities, including the SEC, CFTC, National Futures Association and listing exchanges. The Sub-Administrator will supervise the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders.

(e) Sub-Administrator shall perform the additional fund services described in Appendix A.

4.    Services Not Exclusive. Sub-Administrator’s services hereunder are not deemed to be exclusive, and Sub-Administrator shall be free to render similar services to others. It is understood that persons employed by Sub-Administrator to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of Sub-Administrator or any affiliate of Sub-Administrator to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

5.    Expenses. During the term of this Agreement, Sub-Administrator will pay all expenses incurred by it in connection with its activities under this Agreement; provided, however, Sub-Administrator will not pay fund expenses, including payments made to other service providers being overseen by Sub-Administrator, all of which shall be borne by Manager, and Manager shall bear (i) all fees, expenses and costs incurred by Sub-Administrator or its affiliates with respect to the Fund for the types of services described in [the Administration Agreement between The Bank of New York Mellon and Sub-Administrator dated June 1, 2018] and the [VIIV Agreement between [LM] and [            ] dated [                ]] and (ii) any other fees, expenses and costs incurred by the Sub-Administrator or its affiliates on behalf of the Fund and agreed to by Manager. For avoidance of doubt, all agreements related to Fund services will be negotiated, authorized and approved by the officers of the Trust, subject to any necessary approval by the board of the Trust.

6.    Compensation. For the services that Sub-Administrator will render to Manager and the Fund under this Agreement, and the facilities furnished and expenses assumed by Sub-Administrator, Manager will pay Sub-Administrator a fee, computed daily and paid monthly, at an annual rate equal to 0.05% of the Fund’s average daily net assets. Fees due to Sub-Administrator hereunder shall be paid promptly to Sub-Administrator by Manager following its receipt of fees from the Fund. If this Agreement is terminated as of any date not the last day of a calendar month, a final fee shall be paid promptly after the date of termination, which fee shall be based on the percentage of days of the month during which the contract was still in effect and the average daily net assets over that time period.

7.    Limitation of Liability.

(a) Sub-Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be responsible for any action of the Manager in following or declining to follow any advice or recommendations of Sub-Administrator; provided, however, that nothing in this Agreement shall protect Sub-Administrator against any liability to Manager, the Fund or its shareholders for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligations or duties under this Agreement.

(b)     (i) The Sub-Administrator represents, warrants and agrees that it has reviewed the Trust’s current Registration Statement with respect to the Fund as filed with the SEC and any amendments or supplements thereto, including without limitation any supplements filed pursuant to Rule 497 under the Securities Act and agrees to review future amendments or supplements to the Registration Statement that relate to the Sub-Administrator, Subadviser, or the Fund, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, solely with respect to the disclosure respecting or relating to the Sub-Administrator and Subadviser, including any performance information the Sub-Administrator or Subadviser provide that is included in or serves as the basis for information included in the Registration Statement, as of the date of this Agreement, and as of the date of any future amendments or supplements to the Registration Statement, the Registration Statement does not contain any untrue statement of any material fact or omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

(ii) the Manager represents, warrants and agrees that it has reviewed the Trust’s current Registration Statement with respect to the Fund as filed with the SEC and any amendments or supplements thereto, including without limitation any supplements filed pursuant to Rule 497 under the Securities Act and agrees to promptly review future amendments or supplements to the Registration Statement that relate to the Manager or the Fund, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, solely with respect to the disclosure respecting or relating to the Manager, and as of the date of any future amendments or supplements to the Registration Statement, the Registration Statement does not contain any untrue statement of any material fact or omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

(c) With respect to the disclosure respecting the Fund, the Sub-Administrator represents, warrants and agrees that the description in the Registration Statement, including the Fund’s investment objective, investment strategies and risks (the “Description”), as of the date of this Agreement and as of the date of any future amendments or supplements to the Registration Statement, is consistent with the manner in which Subadviser is sub-advising the Fund, and the identification and description of risks in the Registration Statement is inclusive of, and accurately describes in all material respects, all material risks known to the Sub-Administrator that may arise in connection with the Fund being sub-advised by Subadviser.

(d) The Sub-Administrator further agrees to notify Manager and the Trust promptly (i) of any statement respecting or relating to the Sub-Administrator or Subadviser contained in the Registration Statement that becomes untrue in any material respect or if the Registration Statement omits any statement of material fact respecting or relating to the Sub-Administrator or Subadviser that is required to be stated therein or necessary to make the statements contained therein not misleading; or (ii) in the event that the Sub-Administrator becomes aware that the Description for the Fund is inconsistent with the manner in which Subadviser is sub-advising the Fund, or in the event that the identification and description of risks in the Registration Statement fails to include, or accurately describe in all material respects, all material risks known to the Sub-Administrator or Subadviser that may arise in connection with the Fund being sub-advised by Subadviser.

(e) The Manager further agrees to notify Sub-Administrator promptly (i) of any statement respecting or relating to the Manager contained in the Registration Statement that becomes untrue in any material respect or if the Registration Statement omits any statement of material fact respecting or relating to the Manager that is required to be stated therein or necessary to make the statements contained therein not misleading.

8.    Definitions. As used in this Agreement, the terms “security,” “assignment” and “interested person” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions and interpretations as may be granted by the SEC by any rule, regulation or order.

9.    Duration and Termination. This Agreement will become effective with respect to the Fund on the date set forth above. This Agreement is terminable with respect to the

Fund, without penalty, by the Manager on not more than 60 days’ nor less than 30 days’ written notice to the Sub-Administrator, or by the Sub-Administrator upon not more than 60 days’ nor less than 30 days’ written notice to the Manager, and will be terminated upon the mutual written consent of the Sub-Administrator and the Manager. This Agreement may be assigned by a party only with written permission of the other party.

10.    Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

11.    Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment to this Agreement shall be effective until approved by the Board of Trustees of the Fund.

12.    Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

13.    Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

PRECIDIAN FUNDS LLC

By:
	Name:	Date
Title:

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:
	Name:	Date
Title:

Appendix A

Services

Subject to the direction and oversight of the Manager and the Board, the Sub-Administrator will manage, supervise and conduct all business and affairs of the Trust, with respect to the Fund, in connection with its operation as an open-end fund, other than those otherwise provided by other parties, including without limitation:

A.    Oversee the tabulation of proxies;

B.    Monitor the valuation of portfolio securities and monitor compliance with board-approved Fund valuation procedures;

C.    Oversee the calculation and dissemination of the Fund’s VIIV.

D.    Establish and oversee policies and procedures reasonably intended to permit the Fund to comply with the material representations and conditions of any exemptive orders upon which the Fund relies, including policies and procedures related to the calculation of VIIV, monitoring and providing web site disclosures, and establishing pro rata baskets of securities intended for creations or redemptions.

E.    Assist in establishing the accounting and tax policies of the Fund;

F.    Assist in the resolution of accounting issues that may arise with respect to the Fund’s operations and consulting with the Fund’s independent accountants, legal counsel and the Fund’s other agents as necessary in connection therewith;

G.    Establish and monitor the Fund’s operating expense budgets;

H.    Review the Fund’s bills and process the payment of bills that have been approved by an authorized person of the applicable Fund;

I.    Assist the Fund in determining the amount of dividends and distributions available to be paid by the Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing each transfer agent and the custodian of the Fund with the information that is required for those parties to effect the payment of dividends and distributions;

J.    Provide to the Board periodic and special reports of the Fund as the Board may reasonably request, including but not limited to reports concerning the services of the Sub-Administrator, custodian and transfer agents;

K.    Provide assistance with investor and public relations matters of the Fund;

L.    Monitor and maintain the registration and qualification of shares under applicable federal and state securities law;

M.    Monitor and maintain the listing of shares under applicable rules of the Fund’s listing exchange;

N.    Maintain Fund records in accordance with generally accepted accounting principles to the extent required under applicable law;

O.    Calculate performance and distribution rate for the Fund;

P.    Render statements or copies of records as from time to time are reasonably requested by the Fund;

Q.    Facilitate audits of accounts by the Fund’s independent public accountants or by any other auditors employed or engaged by the Fund or by any regulatory body with jurisdiction over the Fund;

R.    Serve as the Liquidity Risk Manager for the Fund’s Liquidity Risk Management Program;

S.    Provide administrative assistance with respect to and facilitate the voting of proxies for the Fund’s portfolio holdings;

T. Supervise the overall administration of the Fund, including negotiation of contracts and fees with and monitoring performance and billings of the Fund’s transfer agent, shareholder servicing agents, custodian and other independent contractors or agents (other than subadvisers and commodity trading advisors and the provision and coordination of compliance services thereto); and

U.    Otherwise assist the Trust as it may reasonably request in the conduct of the Fund’s business.